UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2017
PTC THERAPEUTICS, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (908) 222-7000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2017, Dr. C. Geoffrey McDonough, a member of the board of directors (the “Board”) of PTC Therapeutics, Inc. (the “Company”), notified the Company of his resignation from the Board effective immediately. Dr. McDonough has informed the Company that his decision is based on his need to focus on commitments to his principal work activities and was not due to any disagreement with the Company.

The Company and Dr. McDonough entered into a consulting agreement (the “Consulting Agreement”) for Dr. McDonough to remain as an advisor to the Company, effective as of September 18, 2017, with a term continuing through March 18, 2018. Pursuant to the Consulting Agreement, Dr. McDonough will receive an hourly consulting fee of $292. Certain of Dr. McDonough’s restricted stock awards and stock options will continue to vest and be eligible to be exercised in accordance with Schedule A of the Consulting Agreement. The foregoing description of the Consulting Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, is qualified in its entirety by reference to its terms.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Services Agreement between the Registrant and Dr. C. Geoffrey McDonough

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: September 18, 2017	By:	/s/ Christine Utter
	Name:	Christine Utter
	Title:	Principal Financial Officer